EXHIBIT NO. EX-99.J.1.J





                                   CONSENT OF
                                   ----------

                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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UMB Scout Funds (the "Trust")
UMB Bank, n.a.
Kansas City, Missouri


      We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated July 28, 2000, accompanying and pertaining to the financial statements of the UMB Scout Equity Index Fund and the UMB Scout Technology Fund, series of UMB Scout Funds, as of June 30, 2000, which is included in such Registration Statement.







                                              /s/ BAIRD, KURTZ & DOBSON
                                              BAIRD, KURTZ & DOBSON


Kansas City, Missouri
April 26, 2001